Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of July 27, 2011 (this “Agreement”), is executed by and between ARI NETWORK SERVICES, INC., a Wisconsin corporation (“Borrower”), which has its chief executive office located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), whose address is 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois  60606.

R E C I T A L S:

WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Lender; and

WHEREAS, pursuant to Borrower’s request, Lender is willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, subject to and upon the following terms and conditions:

A G R E E M E N T S:

SECTION 1.

DEFINITIONS.

1.1

Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Act” shall have the meaning set forth in Section 13.22 hereof.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to Lender, any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans.  A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Bank Product Agreements” shall mean those certain agreements entered into from time to time by Borrower or any Subsidiary with Lender or any Affiliate of Lender concerning Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or any Subsidiary to Lender or any Affiliate of Lender pursuant to or evidenced by Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Products” shall mean any service or facility extended to Borrower or any Subsidiary by Lender or any Affiliate of Lender, including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Rate Management Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-

Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with Lender, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.

“Change in Control” shall mean the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than in a transaction described in clause (e) below), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, to any “person” (as such term is used in subsection 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of Borrower, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act of more than 50% of the Voting Stock (measured by voting power rather than number of shares), (d) the first day on which a majority of the members of the board of directors of Borrower are not Continuing Directors, (e) Borrower consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Borrower, in any such event pursuant to a transaction in which more than fifty percent (50%) of the outstanding Voting Stock is converted into or exchanged for cash, securities or other property, (f) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary, or (g) the granting by Borrower, directly or indirectly, of a security interest in its ownership interest in any Subsidiary (other than in favor of Bank), which could result in a change in the identity of the individuals or entities in control of such Subsidiary.  For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of Borrower or a Subsidiary by contract or voting of securities or ownership interests.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3 hereof shall have been fulfilled (or waived in the sole discretion of Lender) and the initial Loans shall have been funded.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to Lender pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower or any Subsidiary, acknowledges the Liens of

Lender and waives or subordinates any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrower and all such obligations and liabilities of Borrower incurred pursuant to any agreement, undertaking or arrangement by which Borrower:  (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Continuing Directors” shall mean, as of any date of determination, any member of the board of directors of Borrower who (a) was a member of such board on Closing Date, or (b) was nominated for election or elected to such board with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Rate Management Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or the bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).  Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” shall mean a per annum rate of interest equal to the interest rate otherwise applicable plus two percent (2.0%).

“EBITDA” shall mean, for any period, (a) the sum for such period of: (i) consolidated Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) depreciation and amortization, in each case to the extent included in determining Net Income for such period.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of Borrower described from time to time in the financial statements of Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by Borrower or to which Borrower is a party or may have any liability or by which Borrower is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) EBITDA for such period, minus cash taxes paid, Capital Expenditures incurred, capitalized software costs and scheduled payments of principal and Interest Charges.

“Exchange Act” shall have the meaning set forth in Section 7.25 hereof.

“Fee Letter” shall mean that certain Fee Letter dated as of even date herewith by and between Borrower and Lender.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of Lender and any parent corporation, Affiliate or Subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Charges” shall mean, for any period, the sum of:  (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Rate Management Agreements.

“Interest Period” shall mean successive one, two, three or six month periods, beginning and ending as provided in this Agreement.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

“Liabilities” shall mean at all times all liabilities of Borrower that would be shown as such on a balance sheet of Borrower prepared in accordance with GAAP.

“LIBOR Loan” or “LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the LIBOR Rate.

“LIBOR Rate” shall mean the one (1), two (2), three (3) or six (6) month London Interbank Rate (as selected by Borrower in accordance with Section 2.4) as shown in the Money Rate section of The Wall Street Journal on the first (1st) day published of each month.  The LIBOR Rate may not be the lowest rate used by Lender for interest rate determinations and may not be the lowest rate charged by Lender on its loans.  If the LIBOR Rate becomes unavailable during the term of the Loans, then the LIBOR Rate shall be the LIBOR Rate announced by the British Bankers’ Association.  Lender shall inform the Borrower of the current LIBOR Rate upon the Borrower’s request.  Any change in the LIBOR Rate shall be determined by Lender on the first (1st) day of each month and shall be the rate in effect for the one-month period commencing on such first (1st) day of such month through and including the last day of the following month.  If such first (1st) day is not a Business Day, the determination by Lender of the LIBOR Rate shall be made on the Business Day immediately preceding such date.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loans” shall mean, collectively, all Revolving Loans and the Term Loan made by Lender to Borrower, under and pursuant to this Agreement.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments,

documents, certificates and agreements from time to time executed and delivered by Borrower, or any of its Subsidiaries for the benefit of Lender pursuant to any of the foregoing, including, without limitation, any and all Rate Management Agreements, and all amendments, restatements, supplements and other modifications thereto.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower and its Subsidiaries to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral,  (ii) the legality, validity, binding effect or enforceability against Borrower and its Subsidiaries of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to Lender under any Loan Document, or (iv) the rights or remedies of Lender under any Loan Document.

“Net Income” shall mean, with respect to Borrower and its Subsidiaries  for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period as determined in accordance with GAAP.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.7(a) hereof.

“Note” and “Notes” shall mean, respectively, each of and collectively, the Revolving Note and the Term Note.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due Lender hereunder, any expenses incurred by Lender hereunder, all indebtedness, obligations and liabilities of Borrower and each of its Subsidiaries to Lender arising out of Lender providing treasury management and commercial card services to, for the benefit of, or otherwise in respect of Borrower and its Subsidiaries, including, without limitation, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, overdrafts and zero balance arrangements, and any and all other indebtedness, obligations and liabilities of Borrower and each of its Subsidiaries to Lender under this Agreement and any other Loan Document, including any reimbursement obligations of Borrower and each of its Subsidiaries in respect of surety bonds, all Rate Management Obligations of Borrower and each of its Subsidiaries which are owed to Lender or any Affiliate of Lender, all Bank Product Obligations of Borrower and each of its Subsidiaries and any and all other indebtedness, obligations and liabilities of Borrower and each of its Subsidiaries to Lender or any Affiliate of Lender, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean Borrower, any Subsidiary of Borrower, any guarantor, any accommodation endorser, any third party pledgor, or any other party liable with respect to the Obligations.

“Organizational Identification Number” shall mean, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower or materially impair the use thereof in the operation of Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Closing Date; (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (e) subject to the limitation set forth in Section 9.1(e), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (f) subject to the limitation set forth in Section 9.1(f), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (g) Liens granted to Lender hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of even date herewith made by Borrower in favor of Lender, as it may be amended, restated, modified or supplemented and in effect from time to time, pursuant to which Borrower is granting to Lender a first priority security interest in all outstanding Capital Securities of each of its domestic subsidiaries and 65% of all outstanding Capital Securities of each of its foreign subsidiaries.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by Lender as its Prime Rate, which is not intended to be Lender’s lowest or most favorable rate of interest at any one time.  The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by Lender.  Lender shall not be obligated to give notice of any change in the Prime Rate.

“Rate Management Agreement” shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

“Revolving Interest Rate” shall mean the LIBOR Rate plus four percent (4.0%) per annum.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by Lender to Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Commitment” shall mean One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

“Revolving Loan Maturity Date” shall mean July 27, 2014, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

“Revolving Note” shall mean that certain Revolving Note dated as of even date herewith duly executed by Borrower and made payable to the order of Lender in the original maximum principal amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, as it may be amended, restated, modified or supplemented and in effect from time to time, together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor.

“SEC” shall have the meaning set forth in Section 8.8(a) hereof.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term Interest Rate” shall mean the LIBOR Rate plus four percent (4.0%) per annum.

“Term Loan” shall mean the direct advance made by Lender to Borrower in the form of a Term Loan under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

“Term Loan Commitment” shall mean Five Million and No/100 Dollars ($5,000,000.00).

“Term Loan Mandatory Prepayment” shall have the meaning set forth in Section 2.2(d) hereof.

“Term Loan Maturity Date” shall mean July 27, 2014, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Term Note.

“Term Note” shall mean that certain Term Note dated as of even date herewith duly executed by Borrower and made payable to the order of Lender in the original principal amount of the Term Loan Commitment and maturing on the Term Loan Maturity Date, as it may be amended, restated, modified or supplemented and in effect from time to time, together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Illinois from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

“Voting Stock” shall mean any class of Capital Securities the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors of Borrower, whether or not the right so to vote exists by reason of the happening of a contingency.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of which or in which Borrower owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2

Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

1.3

Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4

Other Interpretive Provisions.

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b)

Section and Schedule references are to this Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)

The term “including” is not limiting, and means “including, without limitation”.

(d)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)

Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)

To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g)

This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

SECTION 2.

COMMITMENT OF LENDER.

2.1

Revolving Loans.

(a)

Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Commitment.  Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan

Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement.  The Revolving Loans shall be used by Borrower to refinance existing Debt of Borrower, to pay fees, costs and expenses and to provide for working capital requirements and general corporate purposes of Borrower.

(b)

Revolving Loan Interest and Payments.  Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate.  Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on September 1, 2011 and continuing on the first day of each calendar month thereafter, and on the Revolving Loan Maturity Date.  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

(c)

Revolving Loan Principal Payments.

(i)

Revolving Loan Mandatory Payments.  All Revolving Loans hereunder shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Commitment, Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to Lender as shall be necessary to eliminate such excess.

(ii)

Optional Prepayments.   Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Revolving Loans shall include accrued interest on such Revolving Loans to the date of such prepayment.

2.2

Term Loan.

(a)

Term Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make a Term Loan equal to the Term Loan Commitment.  The Term Loan shall be available to Borrower in a single principal advance on such date as the conditions set forth in Section 3 shall have been satisfied.  The Term Loan shall be used by Borrower to refinance existing Debt of Borrower and to pay fees, costs and expenses.  The Term Loan may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(b)

Term Loan Interest and Payments.  Except as otherwise provided in this Section 2.2(b), the principal amount of the Term Loan outstanding from time to time shall bear interest at the applicable Term Interest Rate.  Accrued and unpaid interest on the principal balance of the Term Loan outstanding from time to time shall be due and payable monthly, in arrears, commencing on September 1, 2011 and continuing on the first day of each calendar month thereafter, and on the Term Loan Maturity Date.  Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

(c)

Term Loan Principal Payments.  The outstanding principal balance of the Term Loan shall be repaid in equal monthly principal installments each in the amount of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33), together with an additional amount representing accrued and unpaid interest on the principal amount of the Term Loan outstanding as set forth above, beginning on September 1, 2011, and continuing on the first day of each month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date.  Principal amounts repaid on the Term Note may not be borrowed again.

(d)

Term Loan Mandatory Prepayment.  Borrower shall make a prepayment (the “Term Loan Mandatory Prepayment”) of the outstanding principal amount of the Term Loan until paid in full upon the occurrence of any of the following events, at the following times and in the following amounts:

(i)

For the six (6) month period ended January 31, 2012, within fifteen (15) days of Lender’s receipt of Borrower’s quarterly consolidated internally-prepared financial statements required to be delivered pursuant to Section 8.8(b) hereof, in an amount equal to 50% of Excess Cash Flow for such six (6) month period;

(ii)

For the six (6) month period ended July 31, 2012, within forty-five (45) days of Lender’s receipt of Borrower’s annual consolidated audited financial statements required to be delivered pursuant to Section 8.8(a) hereof, in an amount equal to 50% of Excess Cash Flow for such six (6) month period; and

(iii)

For each fiscal year thereafter, within forty-five (45) days of Lender’s receipt of Borrower’s annual consolidated audited financial statements required to be delivered pursuant to Section 8.8(a) hereof, in an amount equal to 50% of Excess Cash Flow for such fiscal year.

(e)

Term Loan Optional Prepayments.

(i)

Provided that no Event of Default then exists under this Agreement or the Loans, Borrower may voluntarily prepay the principal balance of the Term Loan, in whole or in part at any time on or after the date hereof, subject to the following conditions:

(A)

Not less than five (5) Business Days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to Lender written notice of its intention to prepay the Term Loan, which notice shall be irrevocable and state the prepayment amount and the prepayment date;

(B)

Borrower shall pay to Lender all accrued and unpaid interest on the Term Loan through the date of such prepayment on the principal balance being prepaid.  Each prepayment of the Term Loan shall be applied to the scheduled installments of the Term Loan in inverse order of maturity.

2.3

Additional LIBOR Loan Provisions.

(a)

LIBOR Unavailability.  If Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the interest period for funding any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, or (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan, or (iv) the LIBOR Rate plus the applicable margin does not accurately reflect the cost to Lender of a LIBOR Loan, Lender shall promptly notify Borrower thereof and, so long as the foregoing conditions continue, none of the Loans may be advanced as a LIBOR Loan thereafter.  In the event of such LIBOR unavailability, in addition, at Borrower’s option, each existing LIBOR Loan shall be immediately (i) converted to a Loan bearing interest with reference to the Prime Rate (plus such margin as reasonably determined by Lender so as to result in an interest rate as close to possible as the interest rate in effect immediately prior to the occurrence of such event) on the last Business Day of the then existing Interest Period, and thereafter the interest rate applicable shall be equal to the Prime Rate from time to time plus such margin (except if the Default Rate is applicable as set forth in Section 2.1(b) and Section 2.2(b)), or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

(b)

Regulatory Change.  In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of Lender, make it unlawful for Lender to make or maintain the LIBOR Loans, then Lender shall promptly notify Borrower and none of the Loans may be advanced as a LIBOR Loan thereafter.  In addition, at Borrower’s option, each existing LIBOR Loan shall be immediately (i) converted to a Loan bearing interest with reference to the Prime Rate (plus such margin as reasonably determined by Lender so as to result in an interest rate as close to possible as the interest rate in effect immediately prior to the occurrence of such event) on the last Business Day of the then existing Interest Period or on such earlier date as required by law, and thereafter the interest rate applicable shall be equal to the Prime Rate from time to time plus such margin (except if the Default Rate is applicable as set forth in Section 2.1(b) and Section 2.2(b)), or (ii) due and payable on the last Business Day of the then existing

Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

(c)

LIBOR Indemnity.  If any Regulatory Change, or compliance by Lender or any Person controlling Lender with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (b) subject Lender or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (c) impose on Lender any other condition regarding such LIBOR Loan or Lender’s funding thereof, and Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to, or to impose a cost on, Lender or such controlling Person of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender or such controlling Person, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender for such increased cost or reduced amount; so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which Lender first made demand therefor.

2.4

Interest Periods; Interest and Fee Computation; Collection of Funds.

(a)

Borrower shall notify the Lender on or before 11:00 a.m. Chicago, Illinois time on the last Business Day of each month as to what Interest Period (one (1), two (2), three (3) or six (6) months) shall apply to the Loans for the next business month, and in the event Borrower shall fail to so notify Lender, such rate shall automatically be the rate applicable with respect to a one (1) month Interest Period.

(b)

Borrower shall pay the Lender monthly in arrears on the first day of each month the unused line fee required by Section 8.20 hereof.

(c)

Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrower hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds.  All payments made by Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

2.5

Late Charge.  If any payment of interest or principal due hereunder is not made within ten (10) Business Days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment.  Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.6

Taxes.

(a)

All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to Lender with respect to any Non-Excluded Taxes that are attributable to Lender’s failure to comply with the requirements of Section 2.6(c).

(b)

Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)

At the request of Borrower and at Borrower’s sole cost, Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d)

Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof.  If Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from Lender for any other reason, Borrower shall indemnify Lender on an after-tax basis for any incremental taxes, interest or penalties that may become payable by Lender.

(e)

The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.7

All Loans to Constitute Single Obligation.  The Loans shall constitute one general obligation of Borrower, and shall be secured by Lender’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower and/or any Subsidiary to Lender.

SECTION 3.

CONDITIONS OF BORROWING.

Conditions Precedent.  Notwithstanding any other provision of this Agreement, Lender shall not be required to disburse, make or continue all or any portion of the Loans, if any of the following conditions shall have occurred.

3.1

Loan Documents.  Borrower shall have failed to execute and deliver to Lender any of the following Loan Documents, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)

Loan Agreement.  This Agreement, duly executed by Borrower.

(b)

Revolving Note.  The Revolving Note, duly executed by Borrower.

(c)

Term Note.  The Term Note, duly executed by Borrower.

(d)

Pledge Agreement.  The Pledge Agreement, duly executed by Borrower, together with original stock certificates and/or membership interest certificates and original stock powers and/or assignments separate from certificate executed in blank.

(e)

Fee Letter.  The Fee Letter, duly executed by Borrower.

(f)

Collateral Access Agreement.  Collateral Access Agreements dated as of the date of this Agreement, from the owner, lessor or mortgagee, as the case may be, of any real estate whereon any Collateral is stored or otherwise located, in the form prepared by and acceptable to Lender.

(g)

Search Results; Lien Terminations.  Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name Borrower and any of its Subsidiaries, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as Lender may reasonably request.

(h)

Organizational and Authorization Document.  Copies of (i) the Articles of Incorporation and By-Laws of Borrower and the organizational documents of each of its Subsidiaries; (ii) resolutions of the board of directors of Borrower approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of the officers of Borrower executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein; and (iv) good standing certificates in the state of incorporation of Borrower and each of its Subsidiaries and in each other state requested by Lender.

(i)

Insurance.  Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that Lender has been named as a lender’s loss payee on all related insurance policies.

(j)

Additional Documents.  Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which Lender shall require.

3.2

Event of Default.  Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

3.3

Material Adverse Effect.  The occurrence of any event having a Material Adverse Effect upon Borrower.

3.4

Litigation.  Any litigation or governmental proceeding shall have been instituted against Borrower or any of its officers or shareholders having a Materially Adverse Effect upon Borrower.

3.5

Representations and Warranties.  Any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.6

Commitment Fee.  Borrower shall have failed to pay to Lender the commitment fee as set forth in the Fee Letter.

Conditions Subsequent.  Notwithstanding any other provision of this Agreement, the obligation of Lender to continue to make all or any portion of the Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

3.7

Field Audit.  In addition to the field audits required pursuant to Section 8.11 hereof, Borrower shall permit Lender to conduct a field audit of Borrower’s assets within one hundred twenty (120) days of the date hereof, at Borrower’s sole expense, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.

SECTION 4.

NOTES EVIDENCING LOANS.

4.1

Revolving Note.  The Revolving Loans shall be evidenced by the Revolving Note.  At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

4.2

Term Note.  The Term Loan shall be evidenced by the Term Note.  At the time of the initial disbursement of the Term Loan or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Term Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

SECTION 5.

MANNER OF BORROWING.

5.1

Borrowing Procedures.  Each Loan shall be made available to Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which Lender in good faith believes to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case.  Each such request shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and the initial Interest Period selected.  A request for a direct advance must be received by Lender no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded.  The proceeds of each direct advance shall be made available at the office of Lender by credit to the account of Borrower or by other means requested by Borrower and acceptable to Lender.  Borrower does hereby irrevocably confirm, ratify and approve all such advances by Lender and does hereby indemnify Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

5.2

Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender to (a) debit the amount of the Obligations to any ordinary deposit account of Borrower, or (b) make a Revolving Loan hereunder to pay the amount of the Obligations.

5.3

Discretionary Disbursements.  Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

SECTION 6.

SECURITY FOR THE OBLIGATIONS.

6.1

Security for Obligations.  As security for the payment and performance of the Obligations, Borrower does hereby pledge, assign, transfer, deliver and grant to Lender, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)

all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)

the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)

All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower, or rejected or refused by an Account Debtor;

(ii)

All Inventory, including raw materials, work-in-process and finished goods;

(iii)

All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)

All Software and computer programs;

(v)

All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)

All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter-of-Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims, if any, hereinafter described, and General Intangibles, including Payment Intangibles; and

(vii)

All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

6.2

Other Collateral.  In addition, the Obligations are also secured by the Pledge Agreement.

6.3

Possession and Transfer of Collateral.  Unless an Event of Default exists hereunder, Borrower shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to Lender pursuant to this Section 6).  The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of Lender to retain the Collateral for any other of the Obligations.  Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrower may sell Software and computer programs in the ordinary course of business.

6.4

Financing Statements.  Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower that (a) indicate the Collateral (i) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any Organizational Identification Number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and Borrower authorizes Lender to file this Agreement as a financing statement in any jurisdiction.  Borrower agrees to furnish any such information to Lender promptly upon request.  Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Agreement.  In addition, Borrower shall make appropriate entries on its books and records disclosing Lender’s security interests in the Collateral.

6.5

Preservation of the Collateral.  Lender may, but is not required, to take such actions from time to time as Lender deems appropriate to maintain or protect the Collateral.  Lender shall have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action as Borrower shall reasonably request in writing which is not inconsistent with Lender’s status as a secured party, but the failure of Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, and (ii) not extend to matters beyond the control of Lender, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and Lender in the Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrower represents to, and covenants with, Lender that Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrower agrees that Lender shall have no responsibility or liability for informing Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.6

Other Actions as to any and all Collateral.  Borrower further agrees to take any other action reasonably requested by Lender to ensure the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral, including (a) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  Borrower further agrees to indemnify and hold Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

6.7

Collateral in the Possession of a Warehouseman or Bailee.  If any of the Collateral at any time is in the possession of a warehouseman or bailee, Borrower shall promptly notify Lender thereof, and shall promptly obtain a Collateral Access Agreement.  Lender agrees with Borrower that Lender shall not give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless an Event of Default has occurred and is continuing, or would occur after taking into account any action by Borrower with respect to the warehouseman or bailee.

6.8

Letter-of-Credit Rights.  If Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement.

6.9

Commercial Tort Claims.  If Borrower shall at any time hold or acquire a Commercial Tort Claim, Borrower shall immediately notify Lender in writing signed by Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to Lender, and shall execute any amendments hereto deemed reasonably necessary by Lender to perfect its security interest in such Commercial Tort Claim.

6.10

Electronic Chattel Paper and Transferable Records.  If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Lender agrees with Borrower that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

SECTION 7.

REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender, each of which shall survive the execution and delivery of this Agreement:

7.1

Borrower Organization and Name.  Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Wisconsin, with full and adequate power to carry on and conduct its business as presently conducted and each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization indicated on Schedule 7.1 hereto.  Borrower and each Subsidiary is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.  Borrower’s Organizational Identification Number is 1A12669.  The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.  Except as set forth on Schedule 7.1, Borrower has no other domestic or foreign Subsidiaries.

7.2

Authorization.  Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents.  The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Articles of Incorporation or By-Laws of Borrower.  All necessary and appropriate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3

Validity and Binding Nature.  This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4

Consent; Absence of Breach.  The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower in connection with the Loans, and the borrowings by Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the Articles of Incorporation or By-Laws of Borrower or the organizational documents of any of its Subsidiaries, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries, other than Liens in favor of Lender created pursuant to this Agreement.

7.5

Ownership of Properties; Liens.  Borrower is the sole owner in all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6

Equity Ownership.  All issued and outstanding Capital Securities of Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and, with respect to Borrower’s Subsidiaries, free and clear of all Liens other than those in favor of Lender, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Other than preferred stock purchase rights under the

Rights Plan dated as of August 7, 2003 between Borrower and American Stock Transfer & Trust Company, as of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of Borrower and each of its Subsidiaries.

7.7

Intellectual Property.  Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of Borrower, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does Borrower know of any valid basis for any such claim.

7.8

Financial Statements.  All financial statements submitted to Lender have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of Borrower and the results of the operations for Borrower as of such date and for the periods indicated.  Since the date of the most recent financial statement submitted by Borrower to Lender, there has been no change in the financial condition or in the assets or liabilities of Borrower having a Material Adverse Effect on Borrower.

7.9

Litigation and Contingent Liabilities.  There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending or, to the knowledge of Borrower, threatened, against Borrower, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect upon Borrower, except as set forth in Schedule 7.9.  Other than any liability incident to such litigation or proceedings, Borrower has no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases (other than operating leases entered into in the ordinary course of business) or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to Section 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to Section 8.8(b) and not permitted by Section 9.1.

7.10

Event of Default.  No Event of Default or Unmatured Event of Default exists or would result from the incurrence by Borrower of any of the Obligations hereunder or under any of the other Loan Document, and Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.11

Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or, to the knowledge of Borrower, threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Borrower, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.12

Environmental Laws and Hazardous Substances.  Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any

Hazardous Substances, on or off any of the premises of Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder.  Borrower will comply in all material respects with all Environmental Laws applicable to it and will obtain all required licenses, permits certificates, approvals and similar authorizations thereunder.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of Borrower’s knowledge, threatened, and Borrower shall promptly notify Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Substances.  Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.  Borrower further agrees to allow Lender or its agent access to the properties of Borrower and its Subsidiaries to confirm compliance with all Environmental Laws, and Borrower shall, following determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower’s sole expense, take prompt and appropriate action to respond thereto.

7.13

Solvency, etc.  As of the date hereof, and immediately prior to and after giving effect to the issuance of each Loan hereunder and the use of the proceeds thereof, (a) the fair value of Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under Section 548 of the Bankruptcy Code, (b) the present fair saleable value of Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14

ERISA Obligations.  All Employee Plans of Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  Borrower has promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974

(“ERISA”) of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15

Labor Relations.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against Borrower or, to the knowledge of Borrower, threatened, (ii) hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (ii) no unfair labor practice complaint is pending against Borrower or, to the knowledge of Borrower, threatened before any governmental authority.

7.16

Security Interest.  This Agreement creates a valid security interest in favor of Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Lender or delivery of such Collateral to Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral.

7.17

Lending Relationship.  The relationship hereby created between Borrower and Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans.  Lender represents that it will receive any Note payable to its order as evidence of a bank loan.

7.18

Business Loan.  The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower or any property securing the Loans.

7.19

Taxes.  Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of Lender and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien.  There is no controversy or objection pending or, to the knowledge of Borrower, threatened in respect of any tax returns of Borrower.  Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.20

Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliate of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.21

Governmental Regulation.  None of Borrower or any of its Subsidiaries are, or after giving effect to any Loan, will be, subject to regulation under the Federal Power Act, the

ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.22

Bank Accounts.  All Deposit Accounts and operating bank accounts of Borrower and its Subsidiaries are located at Lender and Borrower has no other Deposit Accounts except those listed on Schedule 7.22 attached hereto.

7.23

Place of Business.  The principal place of business and books and records of Borrower is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and Borrower shall promptly notify Lender of any change in such locations.  Borrower will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for Software and computer programs sold in the usual and ordinary course of Borrower’s business, and except that any Collateral located in any of the domestic locations listed on such Schedule may be moved to another domestic location listed on such Schedule, provided, however, no Collateral located in any domestic location listed on such Schedule may be moved at any time to any foreign location without the prior written consent of Lender.

7.24

Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrower to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.25

Internal Controls.

(a)

Borrower has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the U.S. Securities Exchange Act or 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to Borrower is made known to Borrower’s principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as a date within ninety (90) days prior to the filing of Borrower’s most recent annual or quarterly report filed with the Securities Exchange Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(b)

Based on the evaluation of its disclosure controls and procedures, Borrower is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect Borrower’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Borrower’s internal controls; and

(c)

Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d)

Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their property or business operations non-compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 8.

AFFIRMATIVE COVENANTS.

8.1

Compliance with Bank Regulatory Requirements; Increased Costs.  If Lender shall reasonably determine that any Regulatory Change, or compliance by Lender or any Person controlling Lender with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder to a level below that which Lender or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by Lender under this Agreement or under any Note with respect thereto, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to Lender or such controlling Person such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which Lender first made demand therefor.

8.2

Borrower Existence.  Borrower shall at all times preserve and maintain (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting. If Borrower does not have an Organizational Identification Number and later obtains one, Borrower shall promptly notify Lender of such Organizational Identification Number.

8.3

Compliance With Laws.  Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.  In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

8.4

Payment of Taxes and Liabilities.  Borrower shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5

Maintain Property.  Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including any Collateral, in good repair, working order and condition, ordinary wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  Borrower shall permit Lender to examine and inspect such plant, properties and Equipment, including any Collateral, at all reasonable times.

8.6

Maintain Insurance.  Borrower shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to Lender.  Borrower shall furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower, which shall be reasonably acceptable in all respects to Lender.

Borrower shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as loss payee with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.  Borrower shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by Borrower.

In the event Borrower either fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage (a) may, but need not, protect Borrower’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, Borrower in connection with such property, including the Collateral. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained the insurance coverage required by this Section.  If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the principal amount of the Loans owing hereunder.  The costs of the insurance may be more than the cost of the insurance Borrower may be able to obtain on its own.

8.7

ERISA Liabilities; Employee Plans.  Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender promptly upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8

Financial Statements.  Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with

GAAP, and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrower, including:

(a)

promptly when available, and in any event by not later than the earlier of (i) within one hundred twenty (120) days after the close of each of its fiscal years, or (ii) the date of filing its annual report on Form 10-K with the Securities and Exchange Commission (“SEC”), a copy of the annual audited financial statements of Borrower and its Subsidiaries, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified without adverse reference to going concern value and without qualification by an independent auditor of recognized standing, selected by Borrower and reasonably acceptable to Lender (it being agreed that Wipfli LLP is acceptable to Lender);

(b)

promptly when available, and in any event by not later than the earlier of (i) forty-five (45) days following the end of each fiscal quarter, or (ii) the date of filing each quarterly report on Form 10-Q with the SEC, a copy of the consolidated and consolidating financial statements of Borrower and its Subsidiaries regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified as true and correct by Borrower’s treasurer or chief financial officer; and

(c)

promptly when available, and in any event not later than thirty (30) days prior to the beginning of each fiscal year, Borrower shall deliver to Lender projected consolidated balance sheets, statements of income and statements of cash flows for Borrower and its Subsidiaries, for each of the twelve (12) months during such fiscal year, which shall include the assumptions used herein, together with appropriate supporting details as Lender may request.

No material change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender.  Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower in all material respects.  Lender shall have the right at all times during business hours and upon reasonable advance notice to inspect the books and records of Borrower and make extracts therefrom.

8.9

Supplemental Financial Statements.  Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

8.10

Covenant Compliance Certificate.  Borrower shall, within forty-five (45) days following the end of each fiscal quarter and contemporaneously with the furnishing of the financial statements pursuant to Section 8.8, deliver to Lender a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by an appropriate officer of Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that Borrower has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

8.11

Field Audits.  During normal business hours and upon reasonable advance notice, Borrower shall permit Lender to inspect the Inventory, other tangible assets and/or other business operations of Borrower and each Subsidiary, to perform appraisals of the Equipment of Borrower and each Subsidiary, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.  All such inspections or audits by Lender conducted at Borrower’s domestic facilities shall be at Borrower’s sole expense.

8.12

Other Reports.  Borrower shall, promptly upon filing the same with the SEC, provide to Lender a copy of each report on Form 8-K, each proxy statement and each other filing made by Borrower with the SEC.  Borrower shall also, within such period of time as Lender may specify, deliver to Lender such other schedules and reports as Lender may require.

8.13

Collateral Records.  Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral, including placing a legend, in form and content acceptable to Lender, on all Chattel Paper created by Borrower indicating that Lender has a Lien in such Chattel Paper.

8.14

Intellectual Property.  Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.15

Notice of Proceedings.  Borrower, promptly upon becoming aware, shall give written notice to Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any of its Subsidiaries or to which any of their properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.16

Notice of Event of Default or Material Adverse Effect.  Borrower shall, promptly after the commencement thereof, give notice to Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.17

Environmental Matters.  If any release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any of its Subsidiaries, Borrower shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, Borrower shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.18

Further Assurances.  Borrower shall take, and cause each Subsidiary to take, such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of Borrower (including, without limitation, all outstanding Capital Securities of each of Borrower’s domestic Subsidiaries and 65% of all outstanding Capital Securities of each of Borrower’s foreign Subsidiaries), in each case as Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.19

Banking Relationship.  Borrower covenants and agrees, at all times during the term of this Agreement, to utilize Lender as its primary domestic bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service (but excluding 401(k) and merchant credit card processing services).  Borrower covenants and agrees that it shall use its reasonable best efforts to close each of its existing domestic bank accounts at JPMorgan Chase Bank, N.A., open corresponding accounts with Lender and transfer all funds held in such JPMorgan Chase Bank, N.A. accounts into the accounts with Lender, as soon as possible and in any event within thirty (30) days after the Closing Date.

8.20

Unused Line Fee.  Borrower agrees to pay to Lender an unused line fee equal to one-half of one percent (0.50%) of the total of (a) the Revolving Loan Commitment, minus (b) the daily average of the aggregate principal amount of all Revolving Loans outstanding, which unused line fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable monthly in arrears on the first day of each calendar month, commencing on September 1, 2011, and on the Revolving Loan Maturity Date.

SECTION 9.

NEGATIVE COVENANTS.

9.1

Debt.  Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)

the Obligations under this Agreement and the other Loan Documents;

(b)

obligations of Borrower for Taxes, assessments, municipal or other governmental charges;

(c)

obligations of Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d)

Rate Management Obligations incurred in favor of Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(e)

Capitalized Lease Obligations, provided that the aggregate amount of all such Debt outstanding at any time shall not exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) in the aggregate;

(f)

Debt for Capital Expenditures incurred after the date of this Agreement not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate; and

(g)

Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased.

9.2

Encumbrances.  Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3

Investments.  Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a)

Investments constituting Debt permitted by Section 9.1;

(b)

Contingent Liabilities constituting Debt permitted by Section 9.1 or Liens permitted by Section 9.2;

(c)

Cash Equivalent Investments; and

(d)

Investments listed on Schedule 9.3 as of the Closing Date.

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (a) or (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

9.4

Transfer; Merger; Sales.  Borrower shall not and not permit any Subsidiary to, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Wholly-Owned Subsidiary, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for sales of Inventory in the ordinary course of business, or (c) sell or assign, with or without recourse, any receivables other than receivables deemed uncollectable by Borrower and transferred to third party collection agencies.

9.5

Issuance of Capital Securities.  Borrower shall not and shall not permit any Subsidiary to issue any Capital Securities other than (a) any issuance of shares of Borrower’s common Capital Securities pursuant to any option program, (b) the issuance of preferred stock pursuant to the Rights Plan dated as of August 7, 2003 between Borrower and American Stock Transfer & Trust Company, or (c) any issuance of Capital Securities by a Subsidiary to Borrower or another Subsidiary in accordance with Section 9.6.

9.6

Distributions.  Borrower shall not and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof other than reasonable board of directors fees, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance or sinking fund or any other payment in respect of any subordinated debt, if any, or (e) set aside funds for any of the foregoing.  Notwithstanding the foregoing, any Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Subsidiary.

9.7

Transactions with Affiliates.  Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of Borrower.

9.8

Unconditional Purchase Obligations.  Borrower shall not and shall not permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.9

Cancellation of Debt.  Borrower shall not, and not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.10

Inconsistent Agreements.  Borrower shall not and shall not permit any Subsidiary to enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any Subsidiary from granting to Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to Borrower or any other

Subsidiary, or (iii) transfer any of its assets or properties to Borrower or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

9.11

Use of Proceeds.  Neither Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.

9.12

Bank Accounts.  Borrower shall not establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with Lender without the prior written consent of Lender.

9.13

Business Activities; Change of Legal Status and Organizational Documents.  Borrower shall not and shall not permit any Subsidiary to (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure without providing at least thirty (30) days’ prior written notice to Lender, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.

9.14

No New Subsidiaries.  Borrower shall not create or acquire any additional Subsidiaries without the prior written consent of Lender.

SECTION 10.

FINANCIAL COVENANTS.

10.1

Fixed Charge Coverage.  As of the end of each of its fiscal quarters, Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated EBITDA plus rent and operating lease payments, less cash taxes paid, distributions, dividends and Capital Expenditures (other than Capital Expenditures financed with the proceeds of purchase money Debt or Capitalized Lease Obligations to the extent permitted under this Agreement) and other non-cash extraordinary items for the four fiscal quarter period then ending to (b) the consolidated sum of (i) Interest Charges of Borrower and its Subsidiaries, and (ii) all principal  payments with respect to all Debt that were paid or were due and payable by Borrower and its Subsidiaries during such period plus rent and operating lease expense incurred in the same such period, of not less than 1.20 to 1.00.

10.2

Senior Leverage Ratio.  As of the end of each fiscal quarter of Borrower, Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated Debt, to (b) consolidated EBITDA, of (A) not greater than 2.00 to 1.00 for each of the fiscal quarters ending October 31, 2011, January 31, 2012, April 30, 2012 and July 31, 2012, (B) not greater than 1.75 to 1.00 for each of the fiscal quarters ending October 31, 2012, January 31, 2013, April 30, 2013 and July 31, 2013, and (c) not greater than 1.50 to 1.00 for each fiscal quarter ending thereafter.

SECTION 11.

EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1

Nonpayment of Obligations.  Any principal amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due, or any interest, fees, expenses or other amounts due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) Business Days when due.

11.2

Misrepresentation.  Any oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with Lender shall be false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to Lender by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3

Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after Borrower receives notice or knowledge from any source of such failure to perform or default in performance.

11.4

Default under Loan Documents.  A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations subject to any applicable cure periods set forth therein.

11.5

Default under Other Debt.  Any default by any Obligor in the payment of any Debt for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement and which has, or could reasonably be expected to have, a Material Adverse Effect.

11.6

Other Material Obligations.  Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

11.7

Bankruptcy, Insolvency, etc.  Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8

Judgments.  The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor in an aggregate amount of $500,000 or more in excess of any insurance coverage.

11.9

Change in Control.  The occurrence of any Change in Control.

11.10

Material Adverse Effect.  The occurrence of any development, condition or event which has a Material Adverse Effect on Borrower.

11.11

Rate Management Obligation.  Nonpayment by Borrower of any Rate Management Obligation when due or the breach by Borrower of any term, provision or condition contained in any Rate Management Agreement subject to any applicable cure period.

11.12

Cross-Default.  The occurrence of any default or event of default under any indebtedness, obligations or liabilities owed by Borrower and/or any of its Subsidiaries to Lender.

SECTION 12.

REMEDIES.

Upon the occurrence of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of Borrower or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.  In addition to the foregoing:

12.1

Possession and Assembly of Collateral.  Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Lender shall have the right to store and conduct a sale of the same in any of Borrower’s premises without cost to Lender.  At Lender’s request, Borrower will, at Borrower’s sole expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.

12.2

Sale of Collateral.  Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale.  Borrower acknowledges that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to Borrower.  Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least ten (10) calendar days before the date of such disposition.  Borrower hereby confirms, approves and ratifies all acts and deeds of Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral.  Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Lender shall deem appropriate.  Borrower expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3

Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral.  Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4

UCC and Offset Rights.  Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as Lender may, from time to time, elect, any indebtedness of Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Lender.  Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Lender to any Obligor.

12.5

Additional Remedies.  Lender shall have the right and power to:

(a)

instruct Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender, and/or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)

enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)

take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)

extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e)

grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f)

transfer the whole or any part of securities which may constitute Collateral into the name of Lender or Lender’s nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)

vote the Collateral;

(h)

make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Borrower, any guarantor or other Person liable to Lender for the Obligations; and

(i)

at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or Lender’s rights hereunder, under any Note or under any of the other Obligations.

Borrower hereby ratifies and confirms whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6

Attorney-in-Fact.  Borrower hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower and applying any payments contained therein to the Obligations.  Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7

No Marshaling.  Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

12.8

Application of Proceeds.  Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Borrower.  Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9

No Waiver.  No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 13.

MISCELLANEOUS.

13.1

Obligations Absolute.  None of the following shall affect the Obligations of Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)

acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)

release by Lender of Borrower or of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c)

release, extension, renewal, modification or substitution by Lender of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or

(d)

failure of Lender to resort to any other security or to pursue Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2

Entire Agreement.  This Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrower and Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrower and Lender.  No promises, either expressed or implied, exist between Borrower and Lender, unless contained herein or therein.  This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents.  This Agreement and the other Loan Documents are the result of negotiations among Lender, Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against Lender merely because of Lender’s involvement in their preparation.

13.3

Amendments; Waivers.  No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4

WAIVER OF DEFENSES.  BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY

LENDER IN ENFORCING THIS AGREEMENT.  PROVIDED LENDER ACTS IN GOOD FAITH, BORROWER RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.5

FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6

WAIVER OF JURY TRIAL.  LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.7

Assignability.  Lender may at any time assign Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, Lender may at any time sell one or more participations in the Loans.  Borrower may not sell or assign this Agreement, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.  This Agreement shall be binding upon Lender and Borrower and their respective legal representatives and successors.  All references herein to Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8

Confirmations.  Borrower and Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

13.9

Confidentiality.  Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by Borrower and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender; (g) to any Affiliate of Lender who may provide Bank Products to Borrower or any Subsidiary, or (h) that ceases to be confidential through no fault of Lender.

13.10

Binding Effect.  This Agreement shall become effective upon execution by Borrower and Lender.  If this Agreement is not dated or contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to date this Agreement as of the date when it was executed by Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.11

Governing Law.  This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.12

Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13

Survival of Borrower Representations.  All covenants, agreements, representations and warranties made by Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to Lender, and Lender has been indefeasibly paid in full in cash.  Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

13.14

Extensions of Lender’s Commitment.  This Agreement shall secure and govern the terms of (i) any extensions or renewals of Lender’s commitment hereunder, and (ii) any replacement note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for any Note.

13.15

Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

13.16

Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.

13.17

Notices.  Except as otherwise provided herein, Borrower waives all notices and demands in connection with the enforcement of Lender’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to Borrower:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin  53224

Attention: Darin R. Janecek

with a copy to:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

Attention: Mark C. Witt, Esq.

If to Lender:

Fifth Third Bank

222 South Riverside Plaza, 32nd Floor

Chicago, Illinois  60606

Attention: Gayne M. Underwood

with a copy to:

Dykema Gossett PLLC

10 South Wacker Drive, Suite 2300

Chicago, Illinois  60606

Attention: Diana Y. Tsai, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.  All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

13.18

Release of Claims Against Lender.  In consideration of Lender making the Loans, Borrower and all other Obligors do each hereby release and discharge Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against Lender from the date of their respective first contact with Lender until the date of this Loan Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by Lender.  Borrower and all other Obligors confirm to Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that Lender is relying upon this release in extending the Loans to Borrower.

13.19

Costs, Fees and Expenses.  Borrower shall pay or reimburse Lender for all reasonable costs, fees and expenses incurred by Lender or for which Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement,  the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of Lender or any Affiliate of Lender, plus costs and expenses of such attorneys or of Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated.  In furtherance of the foregoing, Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrower to Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrower to Lender on demand.  If at any time or times hereafter Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Lender, Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or Borrower’s business or affairs, or (iii) to enforce any rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Lender’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Borrower to Lender on demand.

13.20

Indemnification.  Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Borrower, shall be added to the Obligations of Borrower and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.21

Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Obligor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender, the Obligations shall automatically be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.22

Customer Identification - USA Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan and Security Agreement as of the date first above written.

BORROWER:

ARI NETWORK SERVICES, INC., a Wisconsin
corporation

By:   /s/ Roy W. Olivier

Name:   Roy W. Olivier

Title:     President & CEO

LENDER:

FIFTH THIRD BANK, an Ohio banking
corporation

By:   /s/ Gayne Underwood

Name:   Gayne Underwood

Title:     VP

SCHEDULE 7.1

SUBSIDIARIES

DOMESTIC SUBSIDIARIES:

None.

FOREIGN SUBSIDIARIES:

Name	Country	Ownership Percentage	Capital Securities Owned or Description of Ownership Interest

ARI Europe B.V.	Netherlands	100%	Shares

SCHEDULE 7.9

LITIGATION

None

SCHEDULE 7.22

BANK ACCOUNTS

JPMorgan:

Operating [             ]

DVP Trades Acct [             ]

Money Market [             ]

London [             ]

Westpac:

[             ] (Australia)

[             ]

Rabo Bank:

[             ] Operating

[             ] Savings

SCHEDULE 7.23

LOCATIONS

10850 West Park Place

Suite 1200

Milwaukee, WI 53224

CDW Data Center

Attention: John Bohman/ARI

5515 Nobel Drive

Fitchburg, WI 53711

2900 Sabre Street

Suite 50

Virginia Beach, VA 23452

6101 Ball Road

Suite 309

Cypress, CA 90630

Schipholweg 101L

2316 XC Leiden

The Netherlands

SCHEDULE 9.1

DEBT

None

SCHEDULE 9.2

LIENS

See attached lien search results except JPMorgan Chase Bank, N.A. and CBT Investments, Inc. (f/k/a Channel Blade Technologies Corp.) are to be released at closing.

SCHEDULE 9.3

INVESTMENTS

None